                               SECURITY AGREEMENT

  SECURITY AGREEMENT dated as of August 13, 1998 (as amended and modified, the "Security Agreement" or this "Agreement") among PEDIATRIC SERVICES OF AMERICA,
-------------------           ---------
INC., a Georgia corporation (the "Borrower"), PEDIATRIC SERVICES OF AMERICA,
                                  --------
INC., a Delaware corporation (the "Company"), the subsidiaries and affiliates of
                                   -------
the Borrower identified on the signature pages hereto and such other subsidiaries and affiliates of the Borrower as may hereafter join this Security Agreement (together with the Company, as referenced in the Credit Agreement, the "Guarantors" and collectively with the Borrower, the "Credit Parties") and
 ----------                                           --------------
NATIONSBANK, N.A., as Administrative Agent (in such capacity, the "Administrative Agent") for the Lenders under the Credit Agreement described
---------------------
below and any Affiliates of Lenders which provide interest rate or currency protection agreements as hereafter provided (collectively, the "Lenders").
                                                                -------

                              W I T N E S S E T H

  WHEREAS, the Lenders have severally agreed to make loans and extensions of credit to the Borrower upon the terms and conditions provided in the terms of that Credit Agreement dated as of August 13, 1997 (as amended and modified, the "Credit Agreement") among the Borrower, the Guarantors and Lenders identified
 ----------------
therein and NationsBank, N.A., as Administrative Agent;

  WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and the obligation of the Lenders to make their respective loans and extensions of credit to the Borrower thereunder that the Credit Parties shall have executed and delivered this Security Agreement to the Administrative Agent for the ratable benefit of the Lenders;

  NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective loans and extensions of credit thereunder, the Credit Parties hereby agree with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

  1.  Defined Terms.
      -------------

  1.1  Definitions.  (a) Unless otherwise defined herein, terms defined in the
       -----------
Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms which are defined in the Uniform Commercial Code in effect in the State of North Carolina on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Instruments, Inventory and Proceeds. For purposes of this Agreement, the term "Lender" shall include any Affiliate of any Lender which has entered into a Hedging Agreement with a Credit Party to the extent permitted by the Credit Agreement.

  (b) The following terms shall have the following meanings:

          "Agreement": this Security Agreement, as the same may be amended,
           ---------
     supplemented or otherwise modified from time to time.

          "Collateral": as defined in Section 2 of this Agreement; provided that
           ----------                                              --------
     Collateral shall not include any property which is subject to a Lien permitted under Section 8.2 of the Credit Agreement securing Indebtedness permitted under Section 8.1 of the Credit Agreement to the extent that the grant of a security interest hereunder would be prohibited by such Lien or by the terms of such Indebtedness.

          "Collateral Account": any collateral account established by the
           ------------------
     Administrative Agent as provided in subsection 3.3 or subsection 7.2.

          "Contracts": all contracts and agreements to which a Credit Party is a
           ---------
     party, as each may be amended, supplemented or otherwise modified from time to time, including, without limitation, (a) all rights of a Credit Party to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of a Credit Party to damages arising out of or for breach or default in respect thereof and (c) all rights of a Credit Party to exercise all remedies thereunder.

          "Copyright Licenses": any written agreement, naming any Credit Party
           ------------------
     as licensor, granting any right under any Copyright including, without limitation, any thereof referred to in Schedule 3 hereto.
                                            ----------

          "Copyrights": (i) all registered United States copyrights in all
           ----------
     Works, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Copyright office including, without limitation, any thereof referred to in Schedule 3 hereto, and (ii) all renewals thereof
                            ----------
     including, without limitation, any thereof referred to in Schedule 3
                                                               ----------
     hereto.

          "Patent License": all agreements, whether written or oral, providing
           --------------
     for the grant by or to a Credit Party of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, any thereof referred to in Schedule 4 hereto.
                            ----------

          "Patents": (a) all letters patent of the United States or any other
           -------
     country and all reissues and extensions thereof, including, without limitation, any thereof referred to in Schedule 4 hereto, and (b) all
                                            ----------
     applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any thereof referred to in Schedule 4
                                                               ----------
     hereto.

          "Secured Obligations":  the collective reference to the following:
           -------------------

               (a) All unpaid principal of and interest on (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and other obligations owing under the

          Credit Agreement and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent and the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, any Notes, this Security Agreement or any other Credit Document, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of the Credit Agreement, this Security Agreement or any other Credit Document); and

               (b) The prompt payment, performance and observance by the Guarantors under the Credit Agreement of all obligations of the Guarantors thereunder and under this Security Agreement and the other Credit Documents to which the Guarantors are a party (including, without limitation, payment of their guaranty obligations under the Credit Agreement), or under any Hedging Agreement with a Lender or an Affiliate of a Lender to the extent permitted under the Credit Agreement, to which such Guarantor is a party or any guaranty is given by it in connection therewith; and

               (c) All liabilities and obligations, now existing or hereafter arising, owing by the Borrower to any Lender or any Affiliate of a Lender arising under Hedging Agreements with a Lender or an Affiliate of a Lender to the extent permitted under the Credit Agreement.

          "Trademark License": means any agreement, written or oral, providing
           -----------------
     for the grant by or to a Credit Party of any right to use any Trademark, including, without limitation, any thereof referred to in Schedule 5
                                                               ----------
     hereto.

          "Trademarks": (a) all trademarks, trade names, corporate names,
           ----------
     company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in
     Schedule 5 hereto, and (b) all renewals thereof.
     ----------

          "Uniform Commercial Code": the Uniform Commercial Code as from time to
           -----------------------
     time in effect in the State of North Carolina.

          "Work": any work which is subject to copyright protection pursuant to
           ----
     Title 17 of the United States Code.

     1.2  Other Definitional Provisions.  (a) The words "hereof," "herein" and
          -----------------------------
"hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

     (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     2.  Grant of Security Interest.  As collateral security for the prompt and
         --------------------------
complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations, each of the Credit Parties hereby grants to the Administrative Agent, for the ratable benefit of the Lenders, a security interest in all of the following property now owned or at any time hereafter acquired by such Credit Party or in which such Credit Party now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"):
                             ----------

          (a)      all Accounts;

          (b)      all Chattel Paper;

          (c)      all Contracts;

          (d)      all Copyrights;

          (e)      all Copyright Licenses;

          (f)      all Documents;

          (g)      all Equipment;

          (h)      all Fixtures;

          (i)      all General Intangibles, including the Contracts;

          (j)      all Instruments;

          (k)      all Inventory;

          (l)      all Patents;

          (m)      all Patent Licenses;

          (n)      all Trademarks;

          (o)      all Trademark Licenses;

          (p) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks, and related data processing software (owned by such Borrower or in which it has an interest) that at any time evidence or contain information relating to any Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

          (q) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing;

provided that this Agreement shall not constitute an assignment of, or a grant
--------
of a security interest in or lien on, any contract or other agreement to which any Credit Party is a party if such assignment or grant of a security interest or lien is prohibited by the terms of such contract or agreement.

      This Agreement shall create a continuing security interest in the Collateral which shall remain in effect until all the Secured Obligations, now existing or hereafter arising, have been paid in full and the Commitments have been terminated.

     3.  Provisions Relating to Accounts.
         -------------------------------

     3.1  Credit Parties Remain Liable under Accounts.  Anything herein to the
          -------------------------------------------
contrary notwithstanding, each of the Credit Parties shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Lender of any payment relating to such Account pursuant hereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of a Credit Party under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

     3.2  Analysis of Accounts.  The Administrative Agent shall have the right,
          --------------------
once during each calendar year or at any time after the occurrence and during the continuation of an Event of Default, to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Credit Parties shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications.

At any time and from time to time, upon the Administrative Agent's reasonable request and at the expense of the Credit Parties, the Credit Parties shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts. The Administrative Agent in its own name or in the name of others may communicate with account debtors on the Accounts (with a copy of all written communication to the Credit Party) to verify with them to the Administrative Agent's satisfaction the existence, amount and terms of any Accounts.

  3.3  Collections on Accounts. (a) The Administrative Agent hereby authorizes
       -----------------------
the Credit Parties to collect the Accounts, provided that the Administrative
                                            --------
Agent may curtail or terminate said authority at any time after the occurrence and during the continuation of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuation of an Event of Default, any payments of Accounts, when collected by the Credit Parties, (i) shall be forthwith (and, in any event, within two Business Days) deposited by the Credit Parties in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders only as provided in subsection 7.3, and (ii) until so turned over, shall be held by the Credit Parties in trust for the Administrative Agent and the Lenders, segregated from other funds of the Credit Parties.

  (b) Each such deposit of Proceeds of Accounts shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

  (c) At the Administrative Agent's request after the occurrence and during the continuation of an Event of Default, the Borrower shall deliver to the Administrative Agent all original and other documents in its possession or control (or as to which they have a right or ability to get) evidencing, and relating to, the agreements and transactions which gave rise to the Accounts.

  4.  Provisions Relating to Contracts.
      --------------------------------

  4.1  Credit Parties Remain Liable under Contracts.  Anything herein to the
       --------------------------------------------
contrary notwithstanding, each of the Credit Parties shall remain liable under each of the Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms and provisions of each Contract. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Contract by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any such Lender of any payment relating to such Contract pursuant hereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of a Credit Party under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

  4.2  Communication with Contracting Parties.  The Administrative Agent in its
       --------------------------------------
own name or in the name of others at any time after the occurrence and during the continuation of an Event of Default or in connection with any audit of the Contract by the Administrative Agent or any other Person designated by the Administrative Agent may communicate with parties to the Contracts (with a copy of all written communication to the Credit Party) to verify with them to the Administrative Agent's satisfaction the existence, amount and terms of any Contract.

  5.  Representations and Warranties.  Each of the Credit Parties hereby
      ------------------------------
represents and warrants that:

  5.1  Title; No Other Liens.  Except for Permitted Liens, the Credit Party owns
       ---------------------
each item of the Collateral free and clear of any and all Liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Lenders, pursuant to this Agreement or as are permitted pursuant to the Credit Agreement.

  5.2  Perfected First Priority Liens.  The security interests granted pursuant
       ------------------------------
to this Agreement (a) upon completion of the filings and other actions specified on Schedule 2 attached hereto, and possession of such Collateral with respect to
   ----------
which perfection is acquired by possession, will constitute perfected security interests in the Collateral in favor of the Administrative Agent, for the ratable benefit of the Lenders, (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Liens permitted to exist pursuant to the Credit Agreement and (c) are enforceable as such against (i) all creditors of and purchasers from the Credit Party (except purchasers of Inventory in the ordinary course of business) and (ii) any Person having any interest in the real property where any of the Equipment is located. Nothing in this Section 5.2 shall prevent the Credit Parties from making sales or dispositions of Equipment or other assets to the extent permitted under the Credit Agreement, or from entering into license agreements with affiliates in the ordinary course of business, or from licensing or selling proprietary software programs in the ordinary course of business.

  5.3  Inventory and Equipment.  The Inventory and the Equipment of the Credit
       -----------------------
Party are kept at the locations listed on Schedule 1 hereto.
                                          ----------

  5.4  Chief Executive Office.  The Credit Party's chief executive office and
       ----------------------
chief place of business, and the place where it keeps its books and records, is located at the address shown on Schedule 1.
                                ----------

  5.5  Farm Products.  None of the Collateral constitutes, or is the Proceeds
       -------------
of, Farm Products.

  5.6  Representations and Warranties Relating to Contracts.  (a) No consent of
       ----------------------------------------------------
any party (other than the Credit Party) to any material Contract is required, or purports to be required, in connection with the execution, delivery and performance of this Agreement.

  (b)  Except as set forth on Schedule 6 hereto, none of the parties to any
                              ----------
Contracts is a Governmental Authority.

  5.7  Copyrights, Patents and Trademarks.  Schedule 3 hereto includes all
       ----------------------------------   ----------
Copyrights and Copyright Licenses owned by the Credit Party in its own name as of the date hereof. Schedule 4 hereto includes all Patents and Patent Licenses
                    ----------
owned by the Credit Party in its own name as of the date hereof.  Schedule 5
                                                                  ----------
hereto includes all Trademarks and Trademark Licenses owned by the Credit Party in its own name as of the date hereof.

  6.  Covenants.  Each of the Credit Parties covenants and agrees with the
      ---------
Administrative Agent and the Lenders that, from and after the date of this Agreement until the Secured Obligations have been paid in full and the Commitments have been terminated:

  6.1  Delivery of Instruments and Chattel Paper.  If any amount payable under
       -----------------------------------------
or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

  6.2  Marking of Records.  The Credit Party will mark its books and records
       ------------------
pertaining to the Collateral to evidence this Agreement and the security interests created hereby.

  6.3  Maintenance of Perfected Security Interest; Further Documentation. (a)
       -----------------------------------------------------------------
The Credit Party shall maintain the security interest created by this Agreement as a perfected security interest subject only to the Liens permitted to exist pursuant to the Credit Agreement and shall defend such security interest against claims and demands of all Persons whomsoever.

  (b) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Credit Party, the Credit Party will promptly and duly execute and deliver such further instruments and documents and take such further action (including without limitation all actions required under the Federal Assignment of Claims Act or any similar state statute) as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the security interests created hereby.

  6.4  Changes in Locations, Name, etc.  The Credit Party will not:
       -------------------------------

  (a) permit any of the Inventory or Equipment to be kept at a location other than those listed on Schedule 5 hereto, unless it shall have given the
                     ----------
Administrative Agent and the Lenders at least 30 days' prior written notice of such change and any filings required under the Uniform Commercial Code in effect in the affected jurisdiction to maintain the perfected security interest granted pursuant to this Agreement shall have been made, except that Equipment may be moved from such location for a reasonable period of time for purposes of repair of such Equipment or for testing in the ordinary cause of business;

  (b) change the location of its chief executive office and chief place of business or the location at which it maintains its books and records from that specified in subsection 5.4, unless it shall have given the Administrative Agent and the Lenders at least 30 days' prior written notice of such change and any filings required under the Uniform Commercial Code in effect in the affected jurisdiction to maintain the perfected security interest granted pursuant to this Agreement shall have been made; or

  (c) change its name, identity or corporate structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become seriously misleading, unless it shall have given the Administrative Agent and the Lenders at least 30 days' prior written notice of such change and any filings required under the Uniform Commercial Code in effect in the affected jurisdiction to maintain the perfected security interest granted pursuant to this Agreement shall have been made.

  6.5  Further Identification of Collateral.  The Credit Party will furnish to
       ------------------------------------
the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

  6.6  Indemnification.  The Credit Parties agree to pay, and to save the
       ---------------
Administrative Agent and the Lenders harmless from, any and all liabilities, costs and expenses (including, without limitation, reasonable legal fees and expenses) (i) with respect to, or resulting from any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any Requirement of Law applicable to any of the Collateral and (iii) in connection with any of the transactions contemplated by this Agreement, except for any such liabilities which result
from the gross negligence or wilful misconduct of the Administrative Agent.   In
any suit, proceeding or action brought by the Administrative Agent or any Lender under any Account for any sum owing thereunder, the Credit Party will save, indemnify and keep the Administrative Agent and such Lender harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor thereunder, arising out of a breach by the Credit Party of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or its successors from the Credit Party.

  6.7  Covenants Relating to Accounts Upon Default.  At any time after the
       -------------------------------------------
occurrence and during the continuation of an Event of Default:

  (a) the amount represented by the Credit Party to the Lenders from time to time as owing in respect of the Accounts as a whole, net of reserves, will at such time be the correct amount actually owing by such account debtor or debtors thereunder;

  (b) the Credit Party will not amend, modify, terminate or waive any agreement giving rise to an Account in any manner which would reasonably be expected to materially adversely affect the value of the Accounts as Collateral;

  (c) the Credit Party will not fail to exercise promptly and diligently each and every material right which it may have under each agreement giving rise to an Account (other than any right of termination);

  (d) the Credit Party will not fail to deliver to the Administrative Agent a copy of each material demand, notice or document received by it relating in any way to any agreement giving rise to an Account; and

  (e) other than in the ordinary course of business as generally conducted by the Credit Party, the Credit Party will not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

  6.8  Covenants Relating to Contracts. (a) The Credit Party will perform and
       -------------------------------
comply in all material respects with all its material obligations under the Contracts and all its other material Contractual Obligations relating to the Collateral.

  (b) The Credit Party will not amend, modify, terminate or waive any provision of any Contract in any manner which could reasonably be expected to materially adversely affect the value of such Contract as Collateral.

  (c) The Credit Party will deliver to the Administrative Agent promptly upon the request of the Administrative Agent copies of Contracts and demands, notices or documents relating thereto.

  (d) In any suit, proceeding or action brought by the Administrative Agent or any Lender under any Contract for any sum owing thereunder, or to enforce any provisions of any Contract, the Credit Party will save, indemnify and keep the Administrative Agent and such Lender harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the obligor thereunder, arising out of a breach by the Credit Party of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obliger or its successors from the Credit Party except for any such expense, loss or damage which results from the gross negligence of the wilful misconduct of the Administrative Agent or such Lender.

  6.9  Covenants Relating to Copyrights.  The Credit Party will take all
       --------------------------------
necessary steps as it shall deem appropriate under the circumstances, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of each material Copyright owned by the Credit Party including, without limitation, filing of applications for renewal where necessary.

  6.10  Covenants Relating to Patents and Trademarks.  Whenever the Credit
        --------------------------------------------
Party, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, the Credit Party shall report such filing to the Administrative Agent and the Lenders within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, the Credit Party shall execute and deliver any and all agreements, instruments, documents and papers as the Agent may request to evidence the Administrative Agent's and the Lenders' security interest in any Patent or Trademark and the goodwill and general intangibles of the Credit Party relating thereto or represented thereby.

     6.11 Covenants Relating to Inventory and Equipment
          ---------------------------------------------

     (a) The Credit Party will, upon ten (10) days' written notice from the Administrative Agent, provide a physical history of Inventory and/or Equipment on a quarterly basis or, after the occurrence and during the continuation of an Event of Default, more frequently.

     (b) Each Credit Party shall, at its own expense, maintain insurance with respect to the Equipment and Inventory in such amounts, against such risks, in such form and with such insurers, as shall be reasonably satisfactory to the Administrative Agent from time to time. Each policy for liability insurance shall provide for all losses to be paid on behalf of the Administrative Agent and such Credit Party as their interests may appear, and each policy for property damage insurance shall provide for all losses (except for losses of less than $500,000 per occurrence) to be paid directly to the Administrative Agent. Each such policy shall in addition (i) name such Credit Party and the Administrative Agent as insured parties thereunder (without any representation or warranty by or obligation upon the Administrative Agent) as their interests may appear, (ii) contain the agreement by the insurer that any loss thereunder (except for losses of less than $500,000 per occurrence) shall be payable to the Administrative Agent notwithstanding any action, inaction or breach of representation or warranty by such Credit Party, (iii) provide that there shall be no recourse against the Administrative Agent for payment of premiums or other amounts with respect thereto and (iv) provide that at least thirty (30) days' prior written notice of cancellation or lapse shall be given to the Administrative Agent by the insurer. Each Credit Party shall, if so requested by the Administrative Agent, deliver to the Administrative Agent original or duplicate policies of such insurance and, as often as the Administrative Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance. Further, each Credit Party shall, at the request of the Administrative Agent, duly exercise and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 6.3 hereof and cause the insurers to acknowledge notice of such assignment.

     (c) In the case of any loss involving damage to Equipment or Inventory of any Credit Party, such Credit Party shall make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance properly received by or released to such Credit Party shall be used by such Credit Party, except as otherwise required or permitted hereunder or by the Credit Agreement, to pay or as reimbursement for the costs of such repairs or replacements.

     (d) So long as no Event of Default shall have occurred and shall be continuing, all insurance payments received by the Administrative Agent in connection with any loss, damage or destruction of any Inventory or Equipment shall be released by the Administrative Agent to the applicable Credit Party for the repair, replacement or restoration thereof. To the extent that (i) the amount of any such insurance payments exceeds the cost of any such repair, replacement or restoration, or (ii) such insurance payments are not otherwise required by the applicable Credit Party to complete any such repair, replacement or restoration required hereunder, the Administrative Agent shall not be required to release the amount thereof to such Credit Party and may hold or continue to hold such amount in a Collateral Account as additional security for the Secured Obligations of such Credit Party (except that any such amount shall be released by the Administrative Agent to such Credit Party if no Event of Default has occurred and is then continuing). If an Event of Default has occurred and is continuing, the Administrative Agent may elect, in its sole and absolute discretion, to release any such insurance payments for the purposes set forth in the first sentence of this subparagraph (d), or to hold such insurance payments as additional Collateral hereunder or apply the same as specified in the Credit Agreement.

  7.  Remedies.
      --------

  7.1  Notice to Account Debtors and Contract Parties.  Upon the written request
       ----------------------------------------------
of the Administrative Agent at any time after the occurrence of an Event of Default, the Credit Parties shall notify account debtors on the Accounts and parties to the Contracts that the Accounts and the Contracts have been assigned to the Administrative Agent for the ratable benefit of the Lenders and that payments in respect thereof shall be made directly to the Administrative Agent.

  7.2  Proceeds to be Turned Over To Administrative Agent.  In addition to the
       --------------------------------------------------
rights of the Administrative Agent and the Lenders specified in subsection 3.3 with respect to payments of Accounts, after the occurrence of an Event of Default all Proceeds received by the Credit Parties consisting of cash, checks and other near-cash items shall be held by the Credit Parties in trust for the Administrative Agent and the Lenders, segregated from other funds of the Credit Parties, and shall, forthwith upon receipt by the Credit Parties, be turned over to the Administrative Agent in the exact form received by the Credit Parties (duly indorsed by the Credit Parties to the Administrative Agent, if required) and held by the Administrative Agent in a Collateral Account maintained under the sole dominion and control of the Administrative Agent. All Proceeds while held by the Administrative Agent in a Collateral Account (or by the Credit Parties in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the

Secured Obligations and shall not constitute payment thereof until applied as provided in subsection 7.3.

  7.3   Application of Proceeds.  At such intervals as may be agreed upon by the
        -----------------------
Credit Parties and the Administrative Agent, or, at any time after an Event of Default shall have occurred, at the Administrative Agent's election, the Administrative Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Secured Obligations in such order as the Administrative Agent may elect, and any part of such funds which the Administrative Agent elects not so to apply and deems not required as collateral security for the Secured Obligations shall be paid over from time to time by the Administrative Agent to the Credit Parties or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Secured Obligations shall have been paid in full and the Commitments shall have been terminated shall be paid over to the Credit Parties or to whomsoever may be lawfully entitled to receive the same.

  7.4  Uniform Commercial Code Remedies.  Upon the occurrence and during the
       --------------------------------
continuation of any Event of Default, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Uniform Commercial Code. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Credit Parties or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or, after acceleration of the Secured Obligations and termination of commitments relating thereto, may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in a Credit Party, which right or equity is hereby waived or released. The Credit Parties further agree, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at the respective Credit Party's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the

Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Uniform Commercial Code, need the Administrative Agent account for the surplus, if any, to each of the Credit Parties. To the extent permitted by applicable law, the Credit Parties waive all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if received by the Credit Parties at least 20 days before such sale or other disposition.

  7.5  Deficiency.  The Credit Parties shall remain liable for any deficiency if
       ----------
the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

  8.  Administrative Agent's Appointment as Attorney-in-Fact; Administrative
      ----------------------------------------------------------------------
Agent's Performance of Credit Parties' Obligations.
--------------------------------------------------

  8.1  Powers.  Each of the Credit Parties hereby irrevocably constitutes and
       ------
appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Credit Party and in the name of such Credit Party or in its own name, from time to time in the Administrative Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to secure the Secured Obligations and grant security interests in the Collateral as contemplated by this Agreement, and, without limiting the generality of the foregoing, each Credit Party hereby gives the Administrative Agent the power and right, on behalf of such Credit Party, without notice to or assent by such Credit Party, to do the following:

       (a) in the case of any Account, at any time when the authority of the Credit Party to collect the Accounts has been curtailed or terminated pursuant to subsection 3.3(a), or in the case of any other Collateral, at any time after the occurrence and during the continuation of an Event of Default, in the name of the Borrower or its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument, or General Intangible or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Account, Instrument or General Intangible or with respect to any other Collateral whenever payable;

       (b) in the case of any Copyrights, Patents or Trademarks, at any time after an Event of Default has occurred, to execute and deliver any and all agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Administrative Agent's and the Lenders' security interest in any Copyright, Patent or

       Trademark and the goodwill and general intangibles of the Credit Party relating thereto or represented thereby;

       (c) at any time after an Event of Default has occurred, to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, to effect, any repairs or any insurance called for by the terms all or any part of the premiums therefor and the costs thereof;

       (d) to execute, in connection with the sale provided for in Section 7.4 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

       (e) upon the occurrence and during the continuation of any Event of Default, (i) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (ii) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;
       (iii) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (iv) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (v) to defend any suit, action or proceeding brought against the Credit Party with respect to any Collateral; (vi) to settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem appropriate; (vii) to assign or grant licenses, any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (viii) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent's option and the Credit Party's expense, at any time, or from time to time, all reasonable acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's and the Lenders' security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Credit Party might do.

The Administrative Agent agrees that, except after the occurrence of an Event of Default, it will forbear from exercising the power of attorney or any rights granted to the Administrative Agent pursuant to this subsection 8.1.

       8.2 Performance by Administrative Agent of Credit Partys' Obligations.
       -----------------------------------------------------------------
If the Credit Parties fail to perform or comply with any of their agreements contained herein, the

Administrative Agent, at its option, but without any obligation to do so, may perform or comply, or otherwise cause performance or compliance, with such agreement.

  8.3  Credit Parties' Reimbursement Obligation.  The expenses of the
       ----------------------------------------
Administrative Agent incurred in connection with actions undertaken as provided in this Section, together with interest thereon at the rate per annum set forth in subsection 3.1 of the Credit Agreement for Base Rate Loans from the date of payment by the Administrative Agent to the date reimbursed by the Credit Parties, shall be payable by the Credit Parties to the Administrative Agent on demand.

  8.4  Ratification; Power Coupled With An Interest.  The Credit Parties hereby
       --------------------------------------------
ratify all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the Secured Obligations have been paid in full and the Commitments have been terminated.

  9.  Duty of Administrative Agent.  The Administrative Agent's sole duty with
      ----------------------------
respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Lender nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Credit Parties or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Credit Parties for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct.

  10.  Execution of Financing Statements.  Pursuant to Section 9-402 of the
       ---------------------------------
Uniform Commercial Code, each of the Credit Parties authorizes the Administrative Agent to file financing statements with respect to the Collateral without the signature of the Credit Party in such form and in such filing offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent and the Lenders under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

  11.  Authority of Administrative Agent.  The Credit Parties acknowledge that
       ---------------------------------
the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the

Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Credit Parties, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and the Credit Parties shall be under no obligation, or entitlement, to make any inquiry respecting such authority.

  12.  Notices.  All notices shall be given or made in accordance with Section
       -------
11.1 of the Credit Agreement, except that notices to the Borrower or to the Company shall be directed as follows:

          Pediatric Services of America, Inc.
          310 Technology Parkway
          Norcross, GA  30092
          Telephone:  (770) 441-1580
          Facsimile:  (770) 248-8192
          Attention:  General Counsel

  13.  Severability.  Any provision of this Agreement which is prohibited or
       ------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

  14.  Amendments in Writing; No Waiver; Cumulative Remedies.
       -----------------------------------------------------

  14.1  Amendments in Writing.  None of the terms or provisions of this
        ---------------------
Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Administrative Agent and the Credit Parties directly affected thereby; provided that any provision of this Agreement may be
                           --------
waived by the Administrative Agent in a letter or agreement executed by the Administrative Agent or by facsimile transmission from the Administrative Agent.

  14.2  No Waiver by Course of Conduct.  Neither the Administrative Agent nor
        ------------------------------
any Lender shall by any act (except by a written instrument pursuant to subsection 14.1 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion.

  14.3  Remedies Cumulative.  The rights and remedies herein provided are
        -------------------
cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

  15.  Section Headings.  The section and subsection headings used in this
       ----------------
Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

  16.  Successors and Assigns.  This Agreement shall be binding upon the
       ----------------------
successors and assigns of the Credit Parties and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns, provided that the Credit Parties may not assign any of their rights or Secured
--------
Obligations under this Agreement without the prior written consent of the Administrative Agent and any such purported assignment shall be null and void.

  17.  Term of Agreement.  This Agreement and the Liens granted hereunder shall
       -----------------
remain in full force and effect until the Secured Obligations have been paid in full and the Commitments have been terminated, at which time the Administrative Agent shall release and terminate the Liens granted to it hereunder. Upon such release and termination, (i) the Borrower shall be entitled to the return, at its expense, of any and all funds in the Collateral Account and such of the Collateral held by the Administrative Agent as shall not have been sold or otherwise applied pursuant to the terms hereof and (ii) the Administrative Agent will, at the Borrower's expense, execute and deliver to the Borrower such UCC termination statements and other documents as the Borrower shall reasonably request to evidence such termination.

  18.  GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND SECURED OBLIGATIONS OF
       -------------
THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NORTH CAROLINA.



                  [Remainder of Page Intentionally Left Blank]

  IN WITNESS WHEREOF, the undersigned have caused this Security Agreement to be duly executed and delivered as of the date first above written.

BORROWER:           PEDIATRIC SERVICES OF AMERICA, INC.
--------
                    a Georgia corporation

                    By: /s/ Stephen M. Mengert
                        -------------------------
                    Name:  Stephen M. Mengert
                    Title: Senior Vice President and
                            Chief Financial Officer

GUARANTORS:         PEDIATRIC SERVICES OF AMERICA, INC.
----------
                    a Delaware corporation

                    By: /s/ Stephen M. Mengert
                        -------------------------
                    Name:  Stephen M. Mengert
                    Title: Senior Vice President and Chief Financial Officer

                    PSA LICENSING CORPORATION,
                    a Delaware corporation
                    PSA PROPERTIES CORPORATION,
                    a Delaware corporation

                    By: /s/ Susan E. Dignan
                        -------------------------
                    Name:  Susan E. Dignan
                    Title: President
                             for each of the foregoing

                    PEDIATRIC SERVICES OF AMERICA (CONNECTICUT), INC., a Connecticut corporation
                    PREMIER MEDICAL SERVICES, INC.
                    a Nevada corporation
                    PEDIATRIC HOME NURSING SERVICES, INC.,
                    a New York corporation
                    PEDIATRIC PARTNERS, INC.,
                    a Delaware corporation
                    PARAMEDICAL SERVICES OF AMERICA, INC.,
                    a California corporation
                    PREMIER NURSE STAFFING, INC.,
                    a Nevada corporation
                    PREMIER CERTIFIED HOME HEALTH SERVICES, INC., a Nevada corporation
                    ARO HEALTH SERVICES, INC.,
                    a Washington corporation

                    By: /s/ Joseph D. Sansone
                        -------------------------
                    Name:  Joseph D. Sansone
                    Title: President
                             for each of the foregoing

ADMINISTRATIVE
AGENT:                       NATIONSBANK, N.A.,
                             as Administrative Agent

                             By: /s/ Ashley M. Crabtree
                                -----------------------------
                             Name: Ashley M. Crabtree
                             Title: Senior Vice President